UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2017 (July 24, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 —     Registrant’s Business and Operations
Item 1.01     Entry into a Material Definitive Agreement
On July 25, 2017, Brookdale Senior Living Inc. (the “Company”) entered into an agreement (the “Agreement”) with Land & Buildings Investment Management, LLC and certain affiliates thereof (collectively, “Land & Buildings”). Land & Buildings beneficially owns approximately 1.1% of the outstanding common stock of the Company (the “Common Stock”). The following is a summary of the material terms of the Agreement.
Pursuant to the Agreement, on July 25, 2017, following the effectiveness of the previously announced resignation of Mark J. Parrell, which resignation occurred at the close of business on July 24, 2017, the Company agreed to cause the board of directors of the Company (the “Board”) to appoint Marcus E. Bromley (the “New Independent Director”) to the Board as a Class III director to serve until the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”); provided, however, that if prior to the deadline for submission of stockholder nominations for the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company receives notice of a stockholder nomination of candidate(s) for election as director(s) at the 2017 Annual Meeting (a “Third Party Nomination”) and the director candidate(s) proposed in such Third Party Nomination is either (i) elected by stockholders at the 2017 Annual Meeting or (ii) appointed to the Board pursuant to a settlement agreement between the Company and the nominating stockholder (a “Third Party Election”), the New Independent Director shall immediately resign from the Board and applicable committees thereof. In the event of a Third Party Election, Land & Buildings will remain obligated to comply with all of its obligations set forth in the Agreement. The Company has also agreed that effective upon the New Independent Director’s appointment to the Board, it will cause the Board to appoint the New Independent Director to each of the Audit Committee and the Investment Committee of the Board. The Company also agreed to ensure that during the Standstill Period (as defined below), any new committee of the Board that may be established includes the New Independent Director. Additionally, if, during the Standstill Period, the New Independent Director is unable to serve as a director for any reason, resigns as a director or is removed as a director (other than a resignation in connection with a Third Party Election) and at such time Land & Buildings beneficially owns at least 1% of the Company’s then outstanding Common Stock, then the Board and Land & Buildings will work together in good faith to identify and select a replacement director in accordance with the terms of the Agreement.
Under the terms of the Agreement, the Company also agreed to cause the Board and all applicable committees thereof to review and consult with Land & Buildings regarding the composition of the Board prior to the 2018 Annual Meeting and to consider, if appropriate after such review and consultation with Land & Buildings, changing such Board composition, including by appointing or nominating a new member of the Board who meets the requisite qualifications and skill set needs of the Board.
Pursuant to the Agreement, Land & Buildings agreed that it will not, directly or indirectly, (i) nominate or recommend for nomination any person for election as a director at the 2017 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting, (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting or (iv) publicly or privately encourage or support any other current or future stockholder of the Company to take any of the actions set forth in the preceding clauses (i) through (iii).
Under the terms of the Agreement, during the period from July 25, 2017 until the earlier of (x) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for the 2018 Annual Meeting pursuant to the Bylaws or (y) June 30, 2018 (the “Standstill Period”), Land & Buildings agreed, among other things, not to (i) engage in any solicitation of proxies or consents with respect to securities of the Company, (ii) seek representation on the Board or (iii) make any proposal, affirmatively solicit or publicly or privately encourage a third party to make or support an offer or proposal, engage in discussions with any person in connection with an offer or proposal or comment on any proposal (prior to such proposal becoming public) regarding any merger, acquisition, recapitalization, restructuring, reorganization, disposition or other business combination involving, or relating to, the Company, its business, operations or structure. In addition, at each annual or special meeting of stockholders held during the Standstill Period, Land & Buildings agreed to vote all of its shares of Common Stock (i) in favor of the election of the slate of directors nominated by the Board, (ii) against the removal of any member of the Board and (iii) in accordance with the Board’s recommendation with respect to any other proposal presented at such annual or special meeting of the Company’s stockholders; provided, however, that if Institutional Shareholder Services Inc. (“ISS”) issues a recommendation with respect to any matter (other than a proposal relating to the election or removal of directors) that is different from the recommendation of the Board, Land & Buildings will have the right to vote in accordance with such ISS recommendation. Notwithstanding the foregoing, Land & Buildings may vote as it wishes on any proposed transaction that would result in a change of control or liquidation of the Company to the extent that the Board submits any such proposed transaction to the Company’s stockholders for approval.
Each of the parties to the Agreement also agreed to mutual non-disparagement obligations. The Company also agreed to reimburse Land & Buildings for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with Land & Buildings’ involvement at the Company prior to the execution of the Agreement and including the negotiation of the Agreement, up to a maximum of $200,000 in the aggregate.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.
A copy of the press release issued by the Company regarding the Agreement is attached hereto as Exhibit 99.1.
Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    As previously disclosed, Mark J. Parrell resigned from the Board, effective at the close of business on July 24, 2017, to dedicate more time to other professional commitments. Mr. Parrell’s resignation was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies, practices or otherwise.
(d)    On July 25, 2017, the Board appointed Marcus E. Bromley to the Board pursuant to the Agreement as a Class III director for a term scheduled to expire, along with the other Class III directors, at the 2018 Annual Meeting. The appointment of Mr. Bromley filled the vacancy created by the resignation of Mr. Parrell. Mr. Bromley has also been appointed to serve as a member of each of the Audit Committee and the Investment Committee of the Board.
Except as described under Item 1.01 of this Current Report (which is incorporated herein by reference), there are no arrangements or understandings between Mr. Bromley and any other persons pursuant to which he was selected as a director. The Board has determined that Mr. Bromley qualifies as an independent director under the listing standards of the New York Stock Exchange and applicable U.S. Securities and Exchange Commission (“SEC”) rules. Additionally, there are no transactions involving Mr. Bromley that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Bromley’s appointment to the Board, he will receive a grant of shares of restricted stock with a value of approximately $100,000 based on the closing price of the Company’s common stock on the date of grant. The restricted stock will vest, subject to continued service, on the first anniversary of the date of grant. In addition, Mr. Bromley will participate in the Company’s compensation arrangements for non-employee directors, which are described in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on May 1, 2017. The Company has entered or will enter into an Indemnification Agreement with Mr. Bromley in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011.
Section 9 —     Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement dated as of July 25, 2017 by and among Brookdale Senior Living Inc., Land & Buildings Investment Management, LLC, Land & Buildings Capital Growth Fund LP and Jonathan Litt.

99.1	Press Release dated July 26, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	July 26, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Agreement, dated as of July 25, 2017, by and among Brookdale Senior Living Inc., Land & Buildings Investment Management, LLC, Land & Buildings Capital Growth Fund LP and Jonathan Litt.
99.1	Press Release, dated July 26, 2017.

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